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                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of July 1, 1997, by and between VIKING OFFICE PRODUCTS, INC. ("Employer"), a California corporation, and IRWIN HELFORD ("Employee"), with reference to the following facts:

     A. Employee has been employed by Employer as its Chairman, Chief Executive Officer and (until January 1996) President under an employment agreement dated as of June 30, 1993, as amended (the "Prior Agreement"), with a term expiring on or about June 30, 1998, except as otherwise provided therein.

     B. Employer desires to assure itself of the continued services of Employee for a term expiring no sooner than June 30, 2002, and the parties are entering into this Agreement for that purpose and in order to set forth the terms of the employment of Employee to take effect on July 1, 1997.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

     1.   Term of Employment.
          ------------------

          Employer hereby continues the employment of Employee, and Employee hereby accepts continued employment with Employer, for a period commencing on July 1, 1997, and, except as otherwise provided herein, expiring June 30, 2002, provided, however, that, each time neither party terminates this Agreement by written notice given at least sixty (60) days prior to the expiration of the employment term as last renewed or extended, it shall be automatically renewed for an additional twelve month period. As used herein, the phrase "employment term" refers to the entire period that Employee shall be employed hereunder, whether for the initial period provided above, or whether this Agreement is terminated earlier or extended automatically as provided herein or by mutual agreement between Employer and Employee.

     2.   Duties of Employee.
          ------------------

          2.1 Employee shall serve as Chairman and Chief Executive Officer of Employer or in such other capacity as may be agreed upon by Employee and Employer's Board of Directors (the "Board"). He shall do and perform all services, acts and things necessary or advisable to manage and conduct the business of Employer, subject to the instructions of and policies and limitations set by the Board.

          2.2 Employee shall devote his entire productive time, ability and attention to the business of Employer during the employment term. Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board.

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          2.3  Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices as an officer, director or member of any committee of the board of directors of Employer or of any direct or indirect subsidiary of Employer.

          2.4 Employee acknowledges and agrees that his services to Employer are of a special, unique and extraordinary character and further acknowledges and agrees that a breach of any of the covenants or agreements contained in this Agreement (including but not limited to Paragraphs 2 and 9 hereof) is likely to result in irreparable and continuing damage to Employer for which there will be no adequate remedy at law. Accordingly, in the event of such breach Employer shall be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

     3.   Compensation of Employee.
          ------------------------

          3.1 As compensation for his services hereunder, Employee shall receive a salary of $800,000.00 per annum, payable in equal weekly installments during the employment term. The Board or Employer's Compensation Committee (the "Compensation Committee") will review Employee's salary annually, and, in its sole discretion, may increase such salary.

          3.2 For the fiscal year of Employer ended on or about June 27, 1997, and for each fiscal year of Employer ending during or on the last day of the employment term, Employer shall pay to Employee, in addition to his salary, such bonus, if any (the "Plan Bonus"), as is determined in accordance with the Chief Executive Officer Performance Based Bonus Plan, as amended from time to time (the "Plan"), provided, however, that the Plan Bonus for Employer's fiscal year ended on or about June 27, 1997, shall be determined in accordance with the Plan as in effect on the date of this Agreement. Nothing herein is intended to limit the Compensation Committee's discretion or exercise thereof as provided in the Plan.

          3.3 Employer shall pay to Employee such additional bonuses and compensation, if any, as may be determined by the Board or Compensation Committee, in its sole discretion.

     4.   Employee Benefits.
          -----------------

          4.1 Employee shall be entitled to participate in and receive benefits under all profit-sharing plans, pension plans, group medical plans and other plans for payment of additional compensation or benefits to employees of Employer which Employer at any time maintains for executive employees.

          4.2 Employer shall pay to Employee a non-accountable automobile expense allowance in the amount of $2,600.00 per month.

          4.3 Employer will continue in effect a term life insurance policy on the life of Employee in the face amount of $500,000.00, payable to a beneficiary or beneficiaries designated by Employee, and will pay all premiums on the policy during the employment term. Notwithstanding anything hereinabove to the contrary, in the event that Employee should at any time become uninsurable at standard rates for term life insurance, Employer's obligation under this paragraph shall cease unless Employee elects to pay any excess above such standard rates.

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     5.   Business Expenses.
          -----------------

          Employee is authorized to incur reasonable expenses for promoting and conducting the business of Employer, including expenditures for entertainment and travel. Employer shall reimburse Employee monthly for all such business expenses upon presentation of reasonable documentation establishing the amount, date, place and essential character of the expenditures.

     6.   Disability.
          ----------

          6.1 If Employee becomes "disabled," as defined herein, he shall be entitled to compensation as provided in this Agreement until the total period of disability shall equal an aggregate of six months during any period of twelve consecutive months. Employee shall not be entitled to compensation for any subsequent periods of disability during said twelve month period. If the period for which Employee is disabled exceeds six consecutive months or exceeds nine months in any period of twelve consecutive months, Employer shall have the option to terminate this Agreement effective immediately by giving written notice of termination to Employee within a reasonable time after such option arises as provided in this sentence. The terms "disabled" and "disability" shall mean the material impairment of Employee's ability to perform his duties under this Agreement with reasonable accommodation by reason of sickness, physical or mental incapacity, or any similar cause.

          6.2 In the event of the termination of this Agreement pursuant to the provisions of Paragraph 6.1 above, Employee shall be entitled to compensation earned by him prior to the date of termination as provided for in this Agreement computed prorata up to and including that date; but he shall not be entitled to compensation after the date of termination.

     7.   Termination of Employment.
          -------------------------

          7.1 Notwithstanding anything hereinabove to the contrary, Employer, at its option, may terminate this Agreement and Employee's employment hereunder for cause (as hereinafter defined) by giving written notice of termination to Employee, which notice shall be effective upon delivery. As used herein, the term "for cause" shall be limited to the following:

               7.1.1 Employee's willful failure or habitual neglect to perform his duties as set forth in Paragraph 2 of this Agreement, of this Agreement; or

               7.1.2 Employee's engaging in any activity or conduct which is specifically precluded by this Agreement, including any activity competitive with or intentionally injurious to Employer; or

               7.1.3 Conviction of Employee of a major felony (whether or not committed in the course of his employment) from which no successful appeal has been made; or

               7.1.4 Employee's committing any act of dishonesty against Employer or using or appropriating for his personal use or benefit any funds or properties of Employer, unless such use or appropriation was specifically authorized by the Board.

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          7.2  This Agreement shall not be terminated by any merger or consolidation where Employer is not the consolidated or surviving corporation or by any transfer of all or substantially all of the assets of Employer. In the event of any such merger or consolidation or transfer of assets, the surviving or resulting corporation or the transferee of the assets of Employer shall be bound by and shall have the benefit of the provisions of this Agreement; and Employer shall take all actions necessary to ensure that such corporation or transferee is bound by the provisions of this Agreement.

          7.3 If, prior to a "Change in Control," as defined in the Change in Control Agreement described in Paragraph 8.1, Employer should breach this Agreement by terminating the employment of Employee prior to the expiration of the employment period as last extended or renewed, other than "for cause," as defined in Paragraph 7.1 hereof, Employee shall have the right to continue to receive his salary, Plan Bonus and automobile allowance as they become due, to the extent salary, Plan Bonus and automobile allowance would have accrued (whenever payable in accordance with Paragraphs 3.1, 3.2 and 4.2) to and including the expiration of the employment term as last extended or renewed, and Employee shall be under no obligation to seek other employment in order to mitigate damages; in addition, Employee shall be entitled to recover additional damages, if any, suffered by him as a result of such breach, provided however, that, in the event Employee shall actually obtain other employment in the direct mail office products business prior to the expiration of the employment term as last extended or renewed, all compensation received by him from such employment shall reduce Employer's liability to Employee hereunder. Subject to the provisions of Paragraph 8.2, Paragraph 8 and not this Paragraph 7.3, shall govern Employee's rights on termination of his employment after a Change in Control.

          7.4 Upon termination of this Agreement for any reason whatsoever, Employee shall return to Employer all automobiles, equipment, books, records, customer lists, catalogs, invoices, correspondence and other property which was acquired from or otherwise belongs to Employer, including any property or documentation developed by Employee in the course of his employment.

     8.   Change in Control Provisions.
          ----------------------------

          8.1 On or about May 12, 1997, Employer and Employee entered into a letter agreement (the "Change in Control Agreement") to provide for the payment to Employee of certain severance payments under certain circumstances if the employment of Employee with Employer were to terminate following a "Change in Control" (which term, as used herein, shall have the same meaning as in the Change in Control Agreement). Except as provided in Paragraph 8.2, the provisions of the Change in Control Agreement shall govern the payments to which Employee is entitled by reason of termination of his employment following a Change in Control.

          8.2 The foregoing notwithstanding, if Employee is in the employ of Employer when a Change in Control occurs, and the employment of Employee is terminated by Employer thereafter in breach of this Agreement, Employee shall have the right, at his irrevocable election, (a) to waive all of his rights under the Change in Control Agreement and retain all of his rights under this Agreement or (b) to waive all of his rights under this Agreement and retain his rights under the Change in Control Agreement. If Employee has not notified Employer in writing

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within ten days after termination of his employment by Employer that he elects to waive his rights under the Change in Control Agreement, he shall be deemed irrevocably to have elected clause (b), i.e., to waive his rights under this Agreement and retain his rights under the Change in Control Agreement.

     9.   Proprietary Information and Non-Competition.
          -------------------------------------------

          9.1 Employee recognizes and acknowledges that the performance of his services hereunder will necessarily result in disclosure to him of certain trade secrets and confidential information, including source of supply information, sales information, customer lists, customer information and pricing, all of which are special and unique assets and trade secrets of Employer's business. For the purpose of this Agreement, such information shall be referred to and is acknowledged as "proprietary information of the Employer."

          In view of the foregoing, Employee agrees that:

               9.1.1 During and after the employment term, Employee will not disclose or use any proprietary information of Employer, except for the purpose of carrying out his duties hereunder, unless such use or disclosure is specifically consented to in writing by Employer.

               9.1.2 For the period of two years after the employment term, Employee will not in any way, directly or indirectly, for himself or on behalf of any other person or entity, associate in business as an employer, employee or otherwise, with any employee, officer or agent of Employer until such person has terminated with Employer for a period of two years.

               9.1.3 During the employment term and thereafter, Employee will not, directly or indirectly, for himself or on behalf of any other person or entity, induce or attempt to induce any of Employer's personnel to terminate their relationship with Employer, nor will Employee induce or attempt to induce any of Employer's personnel to do anything contrary to the best interests of Employer.

          9.2 Concurrently with the execution and delivery of this Agreement, Employer and Employee have executed and delivered an exclusive license (the "License") whereby Employee irrevocably granted to Employer, in consideration of this Agreement, the exclusive right, in perpetuity, without payment of any royalty or license fee, and regardless of the continuation or termination of this Agreement, to use his name and likeness in catalogs, advertising and other materials.

     10.  General Provisions.
          ------------------

          10.1 Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, return receipt requested, postage prepaid. Mailed notices shall be addressed to the parties at the addresses appearing next to their respective signatures below and shall be deemed effective 24 hours after being deposited in the U.S. mails, postage prepaid and property addressed. Each party may change its address by written notice in accordance with this paragraph.

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          10.2  Effective July 1, 1997, this Agreement supersedes the Prior
Agreement. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          10.3 Any paragraph, sentence, phrase, or other provision of this Agreement which is in conflict with any applicable statute, rule, or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted from this Agreement. The invalidity of any portion hereof shall not affect the force or effect of the remaining portions hereof.

          10.4 Employee acknowledges that in the negotiations relating to this Agreement, he was advised by independent legal counsel of his own choosing. In any litigation relating to this Agreement the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

          10.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the Courts of Los Angeles County shall be the only proper forum for disputes hereunder.

          10.6 The rights and obligations of Employer under this Agreement shall enure to the benefit of and shall be binding on the successors and assigns of Employer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

VIKING OFFICE PRODUCTS, INC.                 Address:
                                             879 West 190th Street
                                             Suite 1100
By:                                          Gardena, CA 90248
   ---------------------------------
   M. Bruce Nelson, President

EMPLOYEE                                     Address:
                                             27 Crest Road West
                                             Rolling Hills, CA 90274

------------------------------------
Irwin Helford

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